UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2014

OPTEX SYSTEMS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54114	90-0609531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Presidential Drive, Richardson, TX	75081-2439
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 644-0722

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into A Material Definitive Agreement

On November 3, 2014, Optex Systems, Inc. (“Optex”), the wholly owned subsidiary of Optex Systems Holdings, Inc., entered into a Purchase Agreement with L-3 Communications, Inc. (“L-3”) pursuant to which Optex purchased from L-3 the assets comprising L-3’s Applied Optics Products Line (“Purchased Assets”), which is engaged in the production and marketing and sales of precision optical assemblies utilizing thin film coating capabilities for optical systems and components primarily used for military purposes. The Purchased Assets consist of personal property, inventory, books and records, contracts, prepaid expenses and deposits, intellectual property, and governmental contracts and licenses utilized in the business comprised of the Purchased Assets.

The purchase price for the acquisition was $1,013,053, which was paid in full at closing, plus the assumption of certain liabilities associated with the Purchased Assets in the approximate amount of $271,000. The source of funds for the acquisition consisted of an advance of $800,000 from accredited investors in a to be consummated private placement of convertible notes to be issued by Optex in a transaction exempt from registration under Section 4(2) of the Securities Act, which shall be disclosed in a Form 8-K to be filed within four business days of the consummation of the private placement, with the balance of the funds derived directly from Optex working capital.

In conjunction with the acquisition of the Purchased Assets, Optex assumed the obligations of L-3 pursuant to this certain Assignment to Lease and Consent of Landlord Agreement (the “Agreement”) dated as of October 30, 2014, between L-3, as tenant, Optex, as assignee, and CABOT II TX1W04, LP, as landlord, with respect to those certain Leases dated as of August 27, 1996 covering Premises located at 9839 and 9827 Chartwell Drive, respectively, Dallas, Texas (the “Premises”), as amended by First Amendments dated May 14, 2001, Second Amendments dated January 9, 2004, Third Amendments dated February 21, 2005 and the Fourth Amendment dated March 13, 2009 (such Leases as so amended being referred to as the “Lease”). The leased premises under the Lease consist of approximately 56,633 square feet of space at the premises, with a monthly rental of approximately $32,000 per month. The term of the lease expires September 30, 2016, and there are four renewal options available to the tenant, and each renewal term is five years in duration.

ITEM 2.01. Completion of Acquisition of Assets

See Item 1.01. above.

ITEM 9.01. Financial Statements and Exhibits

Financial statements and information required to be filed under Items 9.01(a) and (b) of Form 8-K shall be filed as an amendment to this Current Report on Form 8-K to be filed no later than 71 days from the date hereof.

EXHIBITS

10.1	Purchase Agreement dated November 3, 2014

10.2	Assignment of Lease dated October 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Optex Systems Holdings, Inc.
(Registrant)

By:	/s/ Danny Schoening
Danny Schoening
Title:	CEO

Date: November 7, 2014